Exhibit 4.3

EXECUTION VERSION

DOMESTIC GUARANTOR CONSENT AND REAFFIRMATION

June 25, 2019

Reference is made to (i) the Second Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of June 27, 2018 (as amended, amended and restated and/or otherwise modified through the date hereof, the “Second Amended and Restated Credit Agreement”), by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation (“Company”), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (“Owens-Brockway”), O-I OPERATIONS (AUSTRALIA) PTY LIMITED, ABN 94 004 230 326, a limited liability company incorporated under the laws of Australia (“O-I Australia”), OI EUROPEAN GROUP B.V., a private company with limited liability organized under the laws of the Netherlands with its registered offices (statutaire zetel) in Schiedam, the Netherlands and registered under number 24291478 (“OIEG”), O-I EUROPE SÀRL, a Swiss Société à responsabilité limitée (limited liability corporation) (“OI Europe”), O-I CANADA CORP., a Nova Scotia company (“O-I Canada”), O-I OPERATIONS (NZ) LTD., a limited liability company incorporated under the laws of New Zealand (“O-I NZ”), and OWENS-ILLINOIS GENERAL INC., a Delaware Corporation (“O-I General”), as Borrowers’ Agent, the Lenders party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders (the “Administrative Agent”) and as Collateral Agent for the Lenders (the “Collateral Agent”) and (ii) the Third Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of June 25, 2019 (as amended, amended and restated and/or otherwise modified, the “Third Amended and Restated Credit Agreement”), by and among Company, Owens-Brockway, O-I Australia, OIEG, OI Europe, O-I Canada, O-I NZ, GLASS INTERNATIONAL OISPV, S.A.P.I. de C.V., S.O.F.O.M., E.N.R., a sociedad anónima promotora de inversión de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, organized under the laws of Mexico (“O-I Mexico”), and O-I General, as Borrowers’ Agent, the Lenders party thereto from time to time and the Administrative Agent and the Collateral Agent. Capitalized terms used but not otherwise defined in this Domestic Guarantor Consent and Reaffirmation (this “Reaffirmation”) are used with the meanings attributed thereto in the Second Amended and Restated Credit Agreement.

This Reaffirmation is delivered in connection with Section 5.1(i)(vi) of the Third Amended and Restated Credit Agreement. Each Guarantor party hereto expects to realize, or has realized, substantial direct and/or indirect benefits as a result of the Third Amended and Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby.

Each Guarantor party hereto hereby consents to the terms and conditions of the Third Amended and Restated Credit Agreement, including the incurrence by the Borrowers of the Obligations and the incurrence of Other Lender Guarantied Obligations, in each case as contemplated thereby (including, without limitation, under and with respect to the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Tranche D Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement), and agrees that (a) each reference to the Second Amended and Restated Credit Agreement in the Loan Documents to which each such Guarantor is a party shall, on and after the Closing Date, be deemed to be a reference to the Third Amended and Restated Credit Agreement and (b) each reference to the Intercreditor Agreement in the Loan Documents to which each such Guarantor is a party shall, on and after the Closing Date, be deemed to be a reference to the Intercreditor Agreement (as defined in the Third Amended and Restated Credit Agreement) (for the avoidance of doubt, as amended as of the date hereof).  In addition, each Guarantor party hereto acknowledges and agrees that, pursuant to the Intercreditor Agreement (for the avoidance of doubt, as amended as of the date hereof), the Borrowers’ Agent has designated the Third Amended and Restated Credit Agreement to be the successor and replacement facility of Company and that the Collateral Agent consented to and acknowledged the termination of the Second Amended and Restated Credit Agreement by the Administrative Agent.

Each Guarantor hereby acknowledges and agrees that, after giving effect to the Third Amended and Restated Credit Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party (including, without limitation, under the Domestic Borrowers’ Guaranty, the Subsidiary Guaranty, the Security Agreement and the Pledge Agreement, in each case to the extent such Guarantor is party thereto), as such obligations and liabilities have been amended by the Third Amended and Restated Credit Agreement (including, without limitation, pursuant to the incurrence of the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Tranche D Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement) and this Reaffirmation, together with all of its obligations with respect to the Other Lender Guarantied Obligations (including, as of the Closing Date, those specified on Exhibit B of the Intercreditor Agreement (for the avoidance of doubt, as amended as of the date hereof)), are in each case reaffirmed, and remain in full force and effect.

After giving effect to the Third Amended and Restated Credit Agreement, each Guarantor party hereto reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party (including, without limitation, under the Security Agreement and the Pledge Agreement, to the extent such Guarantor is party thereto), which Liens shall continue in full force and effect during the term of the Third Amended and Restated Credit Agreement, and shall continue to secure the Obligations (after giving effect to the Third Amended and Restated Credit Agreement and including, without limitation, under and with respect to the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Tranche D Facility, the Dollar Revolving Facility, the Multicurrency Revolving Facility, the Domestic Overdraft Agreement and each Offshore Overdraft Agreement), together with all of its obligations with respect to the Other Lender Guarantied Obligations (including, as of the Closing Date, those specified on Exhibit B of the Intercreditor Agreement (for the avoidance of doubt, as amended as of the date hereof)), in each case, on and subject to the terms and conditions set forth in the Second Amended and Restated Credit Agreement, as amended by the Third Amended and Restated Credit Agreement, the Intercreditor Agreement and the other Loan Documents.

Nothing in this Reaffirmation shall create or otherwise give rise to any right to consent on the part of the Guarantors party hereto to the extent not required by the express terms of the Loan Documents.

This Reaffirmation shall not extinguish the obligations for the payment of money outstanding under the Second Amended and Restated Credit Agreement or discharge or release or alter the priority of any Loan Document (as defined in the Second Amended and Restated Credit Agreement) or any other guarantee or security therefor.  Nothing herein shall be construed as a substitution or novation of the Obligations outstanding under the Second Amended and Restated Credit Agreement or any Lien securing the same, and it is the intent of the parties hereto to confirm that all obligations of each Guarantor under the Loan Documents to which it is a party shall remain in full force and effect, except to the extent modified hereby, by the Third Amended and Restated Credit Agreement or by instruments executed concurrently herewith.

This Reaffirmation is a Loan Document and shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  Section 12.9 of the Third Amended and Restated Credit Agreement is incorporated herein, mutatis mutandis.

This Reaffirmation may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Reaffirmation.  Delivery of an executed counterpart of a signature page of this Reaffirmation by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Reaffirmation.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Reaffirmation as of the date first set forth above.

OWENS-ILLINOIS GROUP, INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

OWENS-BROCKWAY PACKAGING INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

OI GENERAL FTS INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

O-I PACKAGING SOLUTIONS LLC

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

OI AUSTRALIA INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

OI GENERAL FINANCE INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

[Signature Page to 2019 Owens-Illinois Domestic Guarantor Consent and Reaffirmation]

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Vice President and Treasurer

OWENS-ILLINOIS GENERAL INC.

By:	/s/ Anand Patel
	Name:	Anand Patel
	Title:	Treasurer

[Signature Page to 2019 Owens-Illinois Domestic Guarantor Consent and Reaffirmation]

Acknowledged and agreed to
as of the date set forth above:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Collateral Agent

By:	/s/Michael Strobel
Name:	Michael Strobel
Title:	Vice President

By:	/s/Yumi Okabe
Name:	Yumi Okabe
Title:	Vice President

[Signature Page to 2019 Owens-Illinois Domestic Guarantor Consent and Reaffirmation]